Exhibit (g)(2)

                                 SIEBE PLC

              Resolution in writing of the Board of Directors pursuant to Article 98 of the Articles of Association

                          Simulation Sciences Inc.

     RESOLVED, that the agreement and plan of merger (the "Agreement and Plan of Merger"), including the terms and conditions contemplated thereby, substantially in the form initialled by the Chairman, among the Company, S Acquisition Corp., S Sub Corp., and Simulation Sciences Inc., ("SSI"), pursuant to which S Sub Corp. will merger with and into SSI (or such other revised structure as the parties may agree), be, and it hereby is, approved, adopted, ratified and confirmed.

     RESOLVED, that the option agreement (the "Option Agreement") substantially in the form initialled by the Chairman among the Company and SSI be and it is hereby approved, adopted, ratified and confirmed.

     RESOLVED, that each of the Directors and the Secretary be, and each hereby is, authorised and empowered for and on behalf of the Company to negotiate the final form, terms and provisions of, and to execute and deliver, the Agreement and Plan of Merger and the Option Agreement with such changes, modifications and/or additions thereto as such persons shall deem advisable, necessary or desirable, and to negotiate, execute and deliver such other documents, agreements, or instruments required or desired to be delivered by the Company pursuant to the Agreement and Plan of Merger and/or the Option Agreement, on such terms as such persons may deem advisable, necessary or desirable, the preparation, execution and delivery of such documents, agreements and instruments to be conclusive evidence of such due authorisation by the Company.

     RESOLVED, that all actions heretofore taken by any Director or the Secretary of the Company in connection with the foregoing be, and they hereby are, ratified and approved in all respects.

     RESOLVED, that each of the Directors and the Secretary of the Company be, and each hereby is, authorised, directed and empowered on behalf of the Company and in its name to prepare, execute, deliver and/or file any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto and to incur all fees and to pay all expenses which such persons may deem necessary or appropriate to enable the Company to carry out the obligations of the Company under, and to effect the transactions contemplated by, each of the foregoing resolutions, or to do and to cause to be done any and all other proper acts and things as such persons may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions, the preparation, execution, delivery and/or filing of such documents, agreements and instruments, the doing or causing to be done of such other acts and things, to be conclusive evidence of such due authorisation by the Company.

Dated the 15th of April 1998


Signed:


/s/  Sir Philip Beck                             /s/  Mr. C.P. Bonsey
----------------------------                     ----------------------------
Sir Philip Beck                                  Mr. C. P. Bonsey


/s/  Mr. P.A.M. Curry                            /s/  Sir Richard Lloyd, Bt.
----------------------------                     ----------------------------
Mr. P.A.M. Curry                                 Sir Richard Lloyd, Bt.


/s/  Mr. R. Mann                                 /s/  Sir Colin Marshall
----------------------------                     ----------------------------
Mr. R. Mann                                      Sir Colin Marshall


/s/  Mr. J.M. Mueller                            /s/  Dr. G. W. Sarney
----------------------------                     ----------------------------
Mr. J.M. Mueller                                 Dr. G. W. Sarney


/s/  Mr. T.K. Thornton                           /s/  Lord Trefgarne
----------------------------                     ----------------------------
Mr. T.K. Thornton                                Lord Trefgarne


/s/  Mr. A. Yurko
----------------------------
Mr. A. Yurko